Exhibit 99.1


                  Contacts:         Kristin Mulvihill Southey
                                    Vice President, Investor Relations
                                    (310) 255-2635
                                    ksouthey@activision.com

                                    Maryanne Lataif
                                    Vice President, Corporate Communications
                                    (310) 255-2704
                                    mlataif@activision.com


                      ACTIVISION REPORTS THIRD QUARTER AND
                         NINE MONTH FISCAL 2006 RESULTS

     Santa Monica, CA -February 6, 2006 - Activision, Inc. (Nasdaq: ATVI) today announced financial results for the third quarter and nine months ended December 31, 2005.

     Net revenues for the third quarter were a record $816.2 million or 20% higher, as compared to $680.1 million for the third quarter of fiscal year 2005. Net income for the third quarter was $67.9 million, compared with net income of $97.3 million for the previous fiscal third quarter. Diluted earnings per share were $0.23 per diluted share, compared to $0.35 per diluted share reported for the prior fiscal third quarter.

     For the nine-month period ended December 31, 2005, the company announced record net revenues of $1.28 billion, as compared to net revenues of $1.20 billion reported for the nine-month period last fiscal year. The company also announced earnings per diluted share for the nine-month period of $0.17, as compared to earnings per diluted share of $0.49 for the same period last fiscal year.

     Robert Kotick, Chairman and CEO of Activision, Inc., commented, "Net revenues for the third quarter and first nine months of fiscal year 2006 were the highest in the company's history. According to NPD we were the #2 overall software publisher in the U.S. and remain the number #1 market share publisher for the Xbox 360. We ended the quarter with approximately $765 million in cash and short-term investments and $1.2 billion in shareholders' equity."

Activision Announces Q3 2006 Earnings Results

     Kotick continued, "Despite these achievements, we were disappointed with our earnings performance this quarter which was the result of weaker than expected market conditions in the U.S. and Europe due to the transition from current-generation consoles to the next generation of video game systems."

     "In the long term, we are planning for market growth that historically follows the introduction of new console hardware. To leverage this future growth and prepare for fiscal 2008, which we expect will be the biggest year in Activision's history, we will continue to focus on investment in our product development resources and intellectual property portfolio, growing our international operations and optimizing our worldwide cost structure and resource allocation," Kotick added.

Business Highlights

     Between October and December, Activision released eight new games: Tony Hawk's American Wasteland, Call of Duty(R) 2, Call of Duty(R) 2: Big Red One, Quake 4(TM), GUN(TM), True Crime(R): New York City, Shrek(R) SuperSlam and The Movies(TM).

     Business highlights include:

     o Call of Duty 2 was the #2 best-selling PC game in the U.S. for the quarter, according to The NPD Group.

     o Call of Duty 2 was also the #1 Xbox 360 title in the U.S., according to The NPD Group. The Xbox 360 game had the highest attach rate of any console launch in video game history.

     o GUN was the #1 best-selling game based on a new intellectual property in the U.S., according to The NPD Group. GUN marks the third consecutive year that Activision has created the #1 new intellectual property in the marketplace.

     o Tony Hawk's American Wasteland was the #4 best-selling title in the U.S., according to The NPD Group. The game marks the seventh title in the franchise that has been a Top 10 holiday title.

     o For the quarter, Activision was the #2 publisher overall and the #1 publisher overall for the Xbox 360 platform, according to The NPD Group.

     o On November 9, Activision and Marvel Entertainment expanded their long-term, broad-based strategic alliance by signing a multi-year extension to their current video game licensing agreements for the Spider-Man(TM) and X-Men(TM) franchises through 2017.

     o On November 9, Activision signed an agreement with Spider-Man Merchandising L.P., a limited partnership between Marvel Entertainment, Inc. (NYSE: MVL) and Sony Pictures Consumer Products Inc., to extend its exclusive worldwide publishing rights to the phenomenally successful Spider-Man(R) motion pictures through 2017.

     o On November 11, Activision signed a multi-year agreement with DreamWorks Animation which grants Activision the exclusive video game rights to four upcoming feature films from DreamWorks Animation -- "Bee Movie," "Kung Fu Panda," "Rex Havoc" and "How to Train Your Dragon." The deal also extends Activision's video game rights beyond "Shrek 3" to include potential future films in the "Shrek" franchise.

Company Outlook

     Based on weaker than expected market conditions in the third quarter, Activision revised its outlook for the fiscal year 2006 and the fourth quarter. For the fiscal year, Activision expects net revenues of $1.405 billion to $1.415 billion and earnings per share of $0.09 to $0.11. For the fourth quarter, the company expects $125 million to $135 million in net revenues and a loss per share of $0.07 to $0.09.

     For fiscal year 2007, Activision expects net revenues to slightly exceed $1 billion and a modest increase in year-over-year earnings per share, excluding the impact of adopting FASB 123(R), which relates to the expensing of stock options and other share-based payments. For fiscal year 2008, the company expects net revenues to exceed $1.6 billion.

Conference Call

     Today at 4:30 p.m. EST, Activision's management will host a conference call and Webcast to discuss its third quarter fiscal year 2006 results and outlook. The company welcomes all members of the financial and media communities to visit the "Investor Relations" area of www.activision.com to listen to the conference call via live Webcast or to listen to the call live by dialing into (719) 457-2637 in the U.S.

About Activision

     Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products. Founded in 1979, Activision posted net revenues of $1.4 billion for the fiscal year ended March 31, 2005.

     Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Italy, Spain, Japan, Australia, Scandinavia and the Netherlands. More information about Activision and its products can be found on the company's World Wide Web site, which is located at www.activision.com.


Note: The statements made in this press release that are not historical facts are "forward looking" statements. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. The company cautions readers of this press release that a number of important factors could cause Activision's actual future results to differ materially from those expressed in any such forward-looking statements.

Such factors include, without limitation, sales of the company's titles during the remainder of fiscal year 2006, consumer spending trends, the seasonal and cyclical nature of the interactive game market, the company's ability to predict consumer preferences among competing hardware platforms, including next-generation hardware, software pricing, product returns and price protection, product delays, retail acceptance of our products, delays in hardware launches, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, vendors and third-party developers, international economic and political conditions, integration of recently acquired subsidiaries and identification of suitable future acquisition opportunities. These important factors and other factors that potentially could affect the company's financial results are described in our filings with the Securities and Exchange Commission, including the company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers of this press release are referred to such filings. The company may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in the company's assumptions or otherwise. The company undertakes no obligation to release publicly any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                               (Tables to Follow)

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

                                                                Quarter ended December 31,      Nine months ended December 31,
                                                                    2005          2004               2005            2004
                                                                ___________   ____________      _____________   ______________
Net revenues                                                     $ 816,242     $ 680,094         $ 1,279,875     $ 1,201,996
Costs and expenses:
     Cost of sales - product costs                                 367,685       316,494             617,021         528,759
     Cost of sales - software royalties and amortization           104,264        58,200             139,267         116,846
     Cost of sales - intellectual property licenses                 26,376        22,598              55,765          57,797
     Product development                                            53,139        25,068              99,013          66,054
     Sales and marketing                                           155,999       105,248             258,957         200,216
     General and administrative                                     24,712        15,407              65,780          44,854
                                                                ----------     ---------         ------------    ------------
          Total operating expenses                                 732,175       543,015           1,235,803       1,014,526
Operating income                                                    84,067       137,079              44,072         187,470
Investment income, net                                               9,162         3,197              22,840           7,954
Income before provision for income taxes                            93,229       140,276              66,912         195,424
Income tax provision                                                25,284        43,014              15,794          60,662
                                                                ----------     ---------         ------------    ------------
Net income                                                       $  67,945     $  97,262         $    51,118      $  134,762

Basic earnings per share                                         $    0.25     $    0.39         $      0.19      $     0.55
Weighted average common shares outstanding                         274,965       248,569             272,089         246,577

Diluted earnings per share                                       $    0.23     $    0.35         $      0.17      $     0.49
Weighted average common shares outstanding
 assuming dilution                                                 298,752       276,608             295,963         274,521


Shares and earnings per share data have been restated to reflect our four-for-three stock splits for shareholders of record as of
March 7, 2005, paid March 22, 2005 and for shareholders of record as of October 10, 2005, paid October 24, 2005.

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
                                                        December 31,   March 31,
                                                           2005          2005
                                                        -----------    ---------
ASSETS
 Current assets:
  Cash, cash equivalents and short-term investments    $  764,606     $  840,864
  Accounts receivable, net                                414,492        109,144
  Inventories                                              84,828         48,018
  Software development                                     24,528         73,096
  Intellectual property licenses                            5,382         21,572
  Deferred income taxes                                     8,861          6,760
  Other current assets                                     23,751         23,010
                                                       -----------    ----------
   Total current assets                                 1,326,448      1,122,464
 Software development                                      11,799         18,518
 Intellectual property licenses                            80,073         14,154
 Property and equipment, net                               39,180         30,490
 Deferred income taxes                                     36,758         28,041
 Other assets                                               1,234          1,635
 Goodwill                                                 100,462         91,661
                                                       -----------    ----------
  Total assets                                        $ 1,595,954    $ 1,306,963

LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
  Accounts payable                                    $   213,874    $   108,984
  Accrued expenses                                        171,384         98,067
                                                       -----------    ----------
   Total current liabilities                              385,258        207,051
  Other liabilities                                         1,216             -
                                                       -----------    ----------
   Total liabilities                                      386,474        207,051
 Shareholders' equity:
  Common stock                                                 -              -
  Additional paid-in capital                              812,435        741,680
  Retained earnings                                       397,732        346,614
  Accumulated other comprehensive income                    2,521         11,618
  Unearned compensation                                    (3,208)            -
   Total shareholders' equity                           1,209,480      1,099,912
                                                       -----------    ----------
     Total liabilities and shareholders' equity       $ 1,595,954    $ 1,306,963

ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter and Nine Months Ended December 31, 2005 and 2004
(Amounts in thousands)

                                                                                                                         Percent
                                                                                                                         Increase
                                                                        Quarter Ended                                   (Decrease)
                                                ------------------------------------------------------------------------------------
                                                        December 31, 2005                        December 31, 2004
                                                    Amount        % of Total                  Amount      % of Total
                                                ------------------------------------------------------------------------------------
Geographic Revenue Mix
 North America                                  $  402,314              49%                  $  344,342         51%             17%
 International                                     413,928              51%                     335,752         49%             23%
                                                ------------------------------------------------------------------------------------
  Total net revenues                            $  816,242             100%                  $  680,094        100%             20%

Segment/Platform Mix
Publishing:
 Console                                        $  479,686              59%                  $  382,400         56%             25%
 Hand-held                                          74,032               9%                      63,243          9%             17%
 PC                                                113,782              14%                      68,410         11%             66%
                                                ------------------------------------------------------------------------------------
  Total publishing net revenues                 $  667,500              82%                  $  514,053         76%             30%

Distribution:
 Console                                        $   95,408              12%                  $  134,503         20%            -29%
 Hand-held                                          37,154               4%                       7,923          1%            369%
 PC                                                 16,180               2%                      23,615          3%            -31%
                                                ------------------------------------------------------------------------------------
  Total distribution net revenues               $  148,742              18%                  $  166,041         24%            -10%
                                                ------------------------------------------------------------------------------------
  Total net revenues                            $  816,242             100%                  $  680,094        100%             20%

                                                                                                                         Percent
                                                                                                                         Increase
                                                                      Nine Months Ended                                 (Decrease)
                                                ------------------------------------------------------------------------------------
                                                        December 31, 2005                        December 31, 2004
                                                    Amount        % of Total                  Amount      % of Total
                                                ------------------------------------------------------------------------------------
Geographic Revenue Mix
 North America                                  $  626,538              49%                  $  627,238         52%              0%
 International                                     653,337              51%                     574,758         48%             14%
                                                ------------------------------------------------------------------------------------
  Total net revenues                            $1,279,875             100%                  $1,201,996        100%              6%

Segment/Platform Mix
Publishing:
 Console                                        $  730,073              57%                  $  647,069 `       54%             13%
 Hand-held                                         143,650              11%                     105,342          9%             36%
 PC                                                154,735              12%                     189,689         15%            -18%
                                                ------------------------------------------------------------------------------------
  Total publishing net revenues                 $1,028,458              80%                  $  942,100         78%              9%

Distribution:
 Console                                        $  163,344              13%                  $  203,626         17%            -20%
 Hand-held                                          60,229               5%                      15,134          1%            298%
 PC                                                 27,844               2%                      41,136          4%            -32%
                                                ------------------------------------------------------------------------------------
  Total distribution net revenues               $  251,417              20%                  $  259,896         22%             -3%
                                                ------------------------------------------------------------------------------------
  Total net revenues                            $1,279,875             100%                  $1,201,996        100%              6%

ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter and Nine Months Ended December 31, 2005 and 2004

                                          Quarter Ended    Quarter Ended       Nine Months Ended       Nine Months Ended
                                       December 31, 2005  December 31, 2004    December 31, 2005       December 31, 2004
                                       -----------------  -----------------    -----------------       -----------------
Publishing Net Revenues
 PC                                             17%             13%                     15%                     20%
                                       -----------------  -----------------    -----------------       -----------------
 Console                                        72%             75%                     71%                     69%
                                       -----------------  -----------------    -----------------       -----------------
  Sony PlayStation 2                            39%             44%                     38%                     41%
  Microsoft Xbox                                15%             21%                     19%                     18%
  Microsoft Xbox 360                            11%              0%                      7%                      0%
  Nintendo GameCube                              7%             10%                      7%                     10%

 Hand-held                                      11%             12%                     14%                     11%
                                       -----------------  -----------------    -----------------       -----------------
  Nintendo Game Boy Advance                      6%             10%                      7%                     10%
  Nintendo Dual Screen                           2%              2%                      2%                      1%
  Sony PlayStation Portable                      3%              0%                      5%                      0%
                                       -----------------  -----------------    -----------------       -----------------
 Total publishing net revenues                 100%            100%                    100%                    100%
                                       -----------------  -----------------    -----------------       -----------------

